EXHIBIT 10.8

     KATELIN ENTERPRISES, INC.
ADMINISTRATIVE SERVICES CONTRA

This agreement is made on April 7, 2008 by and between Cardtrend International Inc., a Nevada corporation (“Cardtrend”) with its principal offices at 800 5th Avenue, Ste.4100, Seattle, WA. 98104 and KateLin Enterprises, Inc. (“Provider”) with an address at 1904 W. Valley Blvd, Alhambra, CA 91803,

Witnesseth

WHEREAS, Cardtrend requires assistance in the areas of secretarial, treasury and administrative supports to conduct its business activities in the United States of America;

WHEREAS, Provider has substantial administrative skills and business experiences in the United States of America business development, and desires to act as a service provider to provide the services as stated above and more specifically in Section 3 below;

NOW, THEREFORE, in consideration of the premise and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:

1. Certain Definitions - When used in this Agreement, the following terms shall have the meanings set forth below: 1.1 Affiliate - any persons or entities controlled by a party.

1.2 Cardtrend Suppliers - the suppliers of services to Cardtrend.

1.3 Contact Person - the person who shall be primarily responsible for carrying out the duties of the parties hereunder. Cardtrend and Provider shall each appoint a Contact Person to be responsible for their respective duties.

1.4 Extraordinary Expenses - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.

1.5 Equity - cash, securities or liquid assets, specifically excluding real property.

1.6 Payment or Payable in kind - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2. Contact Persons. The Contact Person for Cardtrend is King K. Ng, President & Chief Executive Officer. The Contact Person for Provider is Katherine Yoke Lin Tung (“Tung”). Provider shall not replace Tung with another person without the consent of Cardtrend in Cardtrend’s absolute discretion. In the event that Cardtrend’s consent is not given for the replacement of the Provider’s Contact Person within thirty (30) days from the date of receipt of a notice in writing from the Provider, either party shall be entitled to terminate this Agreement by giving a notice in writing to the other party thirty (30) days prior to the date of termination of this Agreement.

3. Services to be Rendered by Provider. The services to be rendered, on a best efforts basis, by Provider are as follows:

3.1 Secretarial & Administrative Services. Provider shall provide normal secretarial and administrative services to Cardstrend and cause Tung to be appointed as Secretary and Treasurer of Cardtrend during the term of this Agreement. As the Secretary and Treasurer of Cardtrend, Tung shall be deemed an officer of Cardtrend and shall have the authority to sign on behalf of Cardtrend on business documents relating to filing of forms to the Security and Exchange Commission of the United State of America and any other Government authority in the United States of America.

3.2 Treasury Services. Upon Tung being appointed as Secretary and Treasurer of Cardtrend, Cardtrend shall authorize Tung, and Provider shall cause Tung to agree, to be a signatory for Cardtrend’s bank account(s) in the United States of America for the purpose of effecting payments to Suppliers and remitting money to Affiliate(s) and/or other person(s) as may be informed by the Contact Person of Cardtrend from time to time during the term of this Agreement. Provider and Tung shall have access to information on the businesses, Provider and Tung shall keep all such information confidential.

3.3 Handling of Cardtrend’s Suppliers and Bankers. Provider will assist in the identifications, negotiations and discussions with Cardtrend’s Suppliers and bankers, including other professional service providers in the United States of America.

3.4 Additional Duties. Cardtrend and Provider shall mutually agree upon any additional duties, which Provider may provide for addition compensation payable by Cardtrend under this Agreement.

3.5 Best Efforts. Provider shall devote such time and best efforts to the affairs of Cardtrend as are reasonable and adequate to render the services contemplated by this agreement. Provider is not responsible for the performance of any services other than those specified in SubSections 3.1, 3.2 and 3.3, which may be rendered hereunder without Cardtrend providing the necessary information in writing prior thereto. It is understood that a portion of the compensation to be paid hereunder is being paid hereunder by Cardtrend to have Provider remain available to provide such other services on an as-needed basis.

4. Compensation to Provider.

4.1 Monthly Fee. Cardtrend shall pay Provider a monthly fee of US$2,000 or part thereof proportionate to the number of days services have been rendered, including Saturdays and Sundays, payable within seven (7) days from the end of the month that the Services have been rendered. In lieu of cash payment for the monthly fee, Cardtrend shall be entitled to settle any fee that may remain outstanding for more than one (1) month (“Debt”) by the issuance to the Provider or Tung (as may be elected by the Provider) free trading S8 shares of its common stock through the granting of an option with immediate vesting of all the shares required to settle the Debt in full or in part at an exercise price equals to the average of the closing prices of the common stock of Cardtrend for five consecutive trading days prior to the date of settling the Debt.

4.2 Grant of options. Cardtrend shall grant to Provider or Tung (as may be elected by Provider), at the signing of this contract, stock option under its 2007 Plan to purchase One Hundred Thousand (100,000) fully registered free trading shares at a price of $0.05 per share, which will vest at a rate of Twenty Five Thousand (25,000) shares at the end of every three months from April 7, 2008, with first vesting on July 6, 2008 and last vesting on April 6, 2009. Provider or Tung (if Provider so elects) shall execute a standard option agreement of Cardtrend upon the execution of this Agreement.

4.3 Additional Fees. Cardtrend and Provider shall mutually agree upon any additional fees, which Cardtrend may pay in the future for services rendered by Provider under this Agreement.

4. 4 Reimbursement of Expenses. Extraordinary expenses (defined as expenses above US$100 per transaction and other than recurring nature which has been approved once before) shall be submitted by Provider to Cardtrend for approval prior to expenditure and that such expenses and all incidental expenses (defined as expenses with a value of US$100 or less) incurred by Provider on behalf of Cardtrend shall be reimbursed by Cardtrend within thirty (30) days of receipt of Provider’s request for payment.

5. Indemnification. Cardtrend agrees to indemnify and hold harmless Provider and its agents against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as Cardtrend or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

Provider agrees to indemnify and hold harmless Cardtrend, each of its officers, directors, employees and each person, if any, who controls Cardtrend against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as Provider or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

6. Cardtrend’s And Provider’s Representations. Each party hereby represents, covenants and warrants to the other party as follows:

6.1 Authorization. Each party and its signatory herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

6.2 No Violation. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of each party, or violate any terms of provision of any other Agreement or any statute or law.

6.3 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of each party threatened against or invoking each party, or which questions or challenges the validity of this Agreement and its subject matter; and each party does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

6.4 Consents. No consent of any person, other than the Board of Directors (or managing partner(s)) of each party, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other Agreements and consents from governmental agencies, whether federal, state, or local.

6.5 Each Party’s Reliance. Each party has and will rely upon the documents; instruments and written information furnished to the other party by each party's officers or designated employees. All representations and statements provided herein about each party to the other party are true and complete and accurate to the best of each party’s knowledge. Each party agrees to indemnify, hold harmless, and defend the other party, at its expense for any proceeding or suit which may raise out of any inaccuracy or incompleteness of any such material or written information supplied to the other party.

7. Confidentiality.

7.1 Provider agrees to provide reasonable security measures to keep information confidential where release may be detrimental to Cardtrend’s business interests. Provider shall require its employees, agents, affiliates, other licensees, and others who will have access to the information through Provider, to first enter appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

7.2 Provider will not, either during its engagement by Cardtrend pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another’s benefit, any confidential information, knowledge, or data of Cardtrend or any of its affiliates in any way acquired or used by Provider during its engagement by Cardtrend. Confidential information, knowledge or data of Cardtrend and its affiliates shall not include any information, which is, or becomes generally available to the public.

8. Miscellaneous Provisions.

8.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Provider and Cardtrend.

8.2 Waiver of Compliance. Any failure of Provider, on the one hand, or Cardtrend, on the other, to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.3 Expenses: Transfer Taxes, Etc. Whether or not the transaction(s), if any, contemplated by this Agreement shall be consummated, Provider agrees that all fees and expenses incurred by Provider in connection with this Agreement shall be borne by Provider and Cardtrend agrees that all fees and expenses incurred by Cardtrend in connection with this Agreement shall be borne by Cardtrend, including, without limitation as to Provider or Cardtrend, all fees of counsel and accountants.

8.4 Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.

8.5 Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or in by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the “Contact Person” at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

8.6 Assignment. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interest or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

8.7 Delegation. Neither party shall delegate the performance of its duties under this agreement without the prior written consent of the other party.

8.8 Publicity. Neither Provider nor Cardtrend shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party concerning the timing and consent of such announcement before such announcement is made.

8.9 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of Nevada, United States of America, without regard to its conflict of law doctrine.

8.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.11 Headings. The heading of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.

8.12 Entire Agreement. This Agreement, including any Exhibits hereto (if any), and the other documents and certificates delivered pursuant to the terms hereto, sets forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

8.13 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

8.14 Attorneys’ Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

8.15 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

8.16 Further Assurances. Each of the parties agrees that it shall from time-to-time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

8.17 Right to Data After Termination. After termination of this Agreement, Provider shall, within thirty (30) days from the date of termination of this Agreement, save and unless not required by Cardtrend, destroy and/or return to Cardtrend, as may be determined by Cardtrend, all documents (including copies in electronic form or papers) relating to Cardtrend and its Affiliates, and Cardtrend shall bear all the costs relating to the return and/or destruction of such documents.

8.18 Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party to become the partner of the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed to create any commercial relationship or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be separate, not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.

8.19 No Authority to Obligate Cardtrend. Without the consent of the Board of Directors of Cardtrend, Provider shall have no authority to take, nor shall it take, any action committing or obligating Cardtrend in any manner, and it shall not represent himself to others as having such authority.

9. Arbitration. With respect to the arbitration of any dispute, the parties hereby acknowledge that: A. Arbitration is final and binding on the parties.

B. The parties are waiving their rights to seek remedy in court, including their rights to Jury trial.

C. The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right of appeal or to seek modification of ruling by the arbitrators is strictly limited.

D. The panel of arbitrators shall consist of three, one each to be nominated by each party and the other one who shall be the chairman of the arbitration panel shall be nominated by any party or any of the arbitrators but shall be agreed upon by both parties.

E. This arbitration clause is specifically intended to include any and all statutory claims which might be asserted by any party.

F. All disputes, controversies, or differences between Cardtrend, Provider, or any of their officers, directors, legal representatives, attorneys, accountants, agents, employees, any customers, Suppliers, any person or entity, arising out of, in connection with, or as a result of this Agreement, shall be resolved through arbitration rather than through litigation.

G. The parties hereby agree to submit the dispute for resolution within Ten (10) days after receiving a written request to do so from the other party.

H. If any party fails to submit the dispute to arbitration on request, then the requesting party may commence an arbitration proceeding, but is under no obligation to do so.

     I. Any hearing schedule after arbitration is initiated shall take place in a city that may be agreed upon by both parties, and if no agreement is reached within seven (7) days from the date of such arbitration initiation date, the hearing schedule shall take place in Hong Kong.

J. If any party shall institute any court proceeding in an effort to resist arbitration and be unsuccessful in resisting arbitration or shall unsuccessful in contest the jurisdiction of any arbitration forum, over any matter which is the subject of this Agreement, the prevailing party shall be entitled to recover from the losing party its legal fees and any out-of-pocket expenses incurred in connection with the defense of such legal proceedings or its efforts to enforce its rights to arbitration as provided for herein.

K. Each party shall sign any required or applicable paperwork at the time any dispute is submitted for arbitration..

The parties shall accept the decision of any award as being final and conclusive and agree to abide thereby.

Any decision may be filed with any court as a basis for judgment and execution for collection.

10. Term of Agreement and Termination. This Agreement shall be effective from April 7, 2008 and shall continue for one year, after which time this Agreement shall be terminated.

The parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Cardtrend:	Cardtrend International Inc.

By:	KING K. NG
King K. Ng, Chief Executive Officer & President
Provider:	KateLin Enterprises, Inc.

By:	KATHERINE YOKE-LIN TUNG
Katherine Yoke-Lin Tung, Principal Officer